EXHIBIT 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 28, 2016 is between Cadiz Inc., a Delaware corporation (the “Company”), and U.S. Bank, National Association (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 10, 2015 providing for the issuance of $49,025,000 in Original Principal Amount of the 7.00% Convertible Senior Notes Due 2020 (the “Notes”);

WHEREAS, Section 2.14 of the Indenture provides that the Company shall be entitled to issue Additional Notes under the Indenture;

WHEREAS, Section 9.01 of the Indenture provides, in relevant part, that, subject to certain limited exceptions, the Company and the Trustee may modify, amend or supplement the Indenture without the consent of any Holder of Notes to provide for the issuance of Additional Notes and to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;

WHEREAS, the Company and the Trustee have jointly identified an ambiguity, omission, defect or inconsistency in Section 4.09 of the Indenture;

WHEREAS, the parties hereto have agreed to amend such provision to cure such ambiguity, omission, defect or inconsistency;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms.  Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Indenture.

SECTION 2. Additional Notes.  (a) Pursuant to Section 9.01 of the Indenture, the Indenture is hereby supplemented to permit the Company to issue Additional Notes in accordance with the limitations set forth in the Indenture.

(b) The Additional Notes initially shall be issuable in the form of one or more Global Notes, registered in the name of the Depositary or its nominee.  The form and terms of the Additional Notes and the Trustee’s certificate of authentication shall be substantially as set forth in Exhibit A hereto.  Except as otherwise provided herein, the Additional Notes shall in all respects be subject to the terms, conditions and covenants of the Indenture, as supplemented by this Supplemental Indenture (including the applicable form of Additional Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).  In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Indenture, the provisions of this Supplemental Indenture shall be controlling with respect to the Additional Notes.

(c) In accordance with Section 2.14 of the Indenture:

(i)  The aggregate Accreted Principal Amount of Notes outstanding immediately prior to the issuance of such Additional Notes is $10,000,413.35;

(ii) The aggregate Original Principal Amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture and this Supplemental Indenture is $8,012,000;

(iii) The Additional Notes shall be issued at a purchase price of 80% of the Accreted Principal Amount of such Additional Notes on the date of this Supplemental Indenture and the accretion amount as of the first Accretion Date following the issuance of such Additional Notes shall be determined pursuant to the provisions of the Indenture;

(iv) The CUSIP number of such Additional Notes is set forth in Exhibit A hereto; and

(v) Such Additional Notes shall be Transfer Restricted Notes.

SECTION 3. Amendments.  (a) Section 4.09(i)(b) of the Indenture is hereby amended and restated as follows:

“(b) Debt of the Company in respect of the Notes (including Additional Notes in an aggregate Original Principal Amount not to exceed $5,000,000 at any one time outstanding),”

SECTION 4. Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 5. Governing Law.  THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

SECTION 6. Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 7. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 8. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[Form of Note]

A-1

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT.  THE HOLDER OF THIS NOTE MAY REQUEST THE FOLLOWING INFORMATION WITH RESPECT TO THIS NOTE: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY.  SUCH INFORMATION WILL PROMPTLY BE MADE AVAILABLE UPON REQUEST AND WILL BE PROVIDED BY THE CHIEF FINANCIAL OFFICER OF CADIZ INC. AT 550 SOUTH HOPE STREET, SUITE 2850 LOS ANGELES, CA 90017 FAX:  213-271-1614.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

CADIZ INC.

7.00% Convertible Senior Note due 2020

No. D-1	CUSIP No. 127537 AD0
ISIN No. US127537AD08

Cadiz Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the Accreted Principal Amount corresponding to the Original Principal Amount of Eight Million Twelve Thousand Dollars ($8,012,000), set forth on Schedule I hereto on March 5, 2020.

Initial Accretion Rate:  The Notes shall accrete at a rate equal to 7.00% per annum (compounded quarterly); provided that, as of the Closing Date and for all periods thereafter, amounts of accretion with respect to the Notes shall be determined as if the Notes had been issued and accretion had commenced on March 5, 2013.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Exh. A-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CADIZ INC.

By:	__________________________
Name: Timothy J. Shaheen
Title: Chief Financial Officer and Secretary

This is one of the 7.00% Convertible Senior Notes due 2020 described in the Indenture referred to in this Note.

Date:  April __, 2016

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	__________________________
Mauri J. Cowen, Vice President
Authorized Signatory

Exh. A-3

[REVERSE SIDE OF NOTE]

CADIZ INC.

7.00% Convertible Senior Note due 2020

Principal and Accretion.

The Company promises to pay the principal of this Note on March 5, 2020.

Pursuant to Section 2.15 of the Indenture, principal shall accrete on the principal amount of this Note (including the Original Principal Amount) at a rate equal to 7.00% per annum (compounded quarterly); provided that as of the Closing Date and for all periods thereafter, amounts of accretion with respect to the Notes shall be determined as if the Notes had been issued and accretion had commenced on March 5, 2013.  The Accreted Principal Amount per $1,000 Original Principal Amount is set forth on Annex I attached hereto as of specified dates during the period from the Closing Date through the Maturity Date.

If the Accreted Principal Amount of any Note is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Fundamental Change Repurchase Price pursuant to Article 3 of the Indenture, upon the Purchase Date for payment of the Offer Amount in connection with an Asset Sale Offer pursuant to Section 4.10 of the Indenture or upon the Maturity Date), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2.00% per annum, compounded quarterly, which interest shall accrue from the date such Accreted Principal Amount was originally due to the payment date such amount has been made or duly provided for.

Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.  The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

Indenture.

This is one of the Notes issued under an Indenture dated as of December 10, 2015 (as amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.  The Notes are general unsecured obligations of the Company.

Repurchase or Conversion at the Option of the Holders.

Upon the occurrence of a Change in Control, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in minimum principal amounts of $1,000 or integral multiples of $1,000) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price or to convert such Holder’s Notes.  Any Notes not elected to be converted will be repurchased.
Exh A-4

Redemption at the Option of the Company.

No sinking fund is provided for the Notes.  Other than in connection with a repurchase on a Change in Control on the terms and under the circumstances set forth in Article 3 of the Indenture, the Notes shall not be redeemable before the Maturity Date at the option of the Company.

Conversion.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert (on the basis of the then Accreted Principal Amount) this Note or portion thereof that is at least $1,000 or an integral multiple of $1,000, into shares of Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.  The Company shall pay Cash in lieu of fractional shares of Common Stock and as otherwise provided in the Indenture, and shall pay Cash in lieu of shares of Common Stock that cannot be issued pursuant to the terms of the Indenture, subject to notice and as otherwise provided for in the Indenture.

Defaults and Remedies.

Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in Accreted Principal Amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Principal Amount of the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and accreted value will become immediately due and payable.  If a Bankruptcy Default occurs, the Accreted Principal Amount of the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in Original Principal Amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.

Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

Exh A-5

Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

Unclaimed Money or Notes.

Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the Accreted Principal Amount of, or the amount due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.

Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

No Recourse Against Others.

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of this Note.

Authentication.

This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee’s Certificate of Authentication on the other side of this Note.

Governing Law.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

Exh. A-6

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No._________________________________

___________________________________________________________

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

___________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Date:

    Signature guaranteed by:1

By:____________________________________________

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90017
Attention:  Chief Financial Officer
Fax:  213-271-1614

U.S. Bank National Association

5555 San Felipe Street, Suite 1150
Houston, TX 77056
Fax:  713-235-9213
Attention:  Corporate Trust Services

1      The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.
Exh. A-7

CONVERSION NOTICE

To convert only part of this Note, state the Original Principal Amount to be converted (must be a minimum of $1,000 principal amount or an integral multiple of $1,000 principal amount): $________.

If only a portion of the Notes is to be converted, please indicate:

1.	Original Principal Amount to be converted: U.S. $_________

2.	Original Principal Amount and denomination of Notes representing unconverted Original Principal Amount to be issued: _________

Amount: U.S. $_________  Denominations: U.S. $_________

If you want the stock certificate made out in another person’s name or Cash in lieu of fractional shares of Common Stock paid to another person, fill in the form below:

_______________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)

_______________________________________________________________

_______________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint

_______________________________________________________________

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

Your Signature:

___________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Exh. A-8

Date:

    Signature guaranteed by:2

By:______________________________________________

2      The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exh. A--9

Annex I

The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Notes, rounded to the nearest $0.001, as of the specified dates during the period from the Closing Date through the Maturity Date.

Date	Accreted Principal Amount
12/05/2015	$1,213.733
3/05/2016	$1,235.210
6/05/2016	$1,257.306
9/05/2016	$1,279.798
12/05/2016	$1,302.443
3/05/2017	$1,325.236
6/05/2017	$1,348.943
9/05/2017	$1,373.074
12/05/2017	$1,397.370
3/05/2018	$1,421.824
6/05/2018	$1,447.259
9/05/2018	$1,473.149
12/05/2018	$1,499.215
3/05/2019	$1,525.451
6/05/2019	$1,552.740
9/05/2019	$1,580.517
12/05/2019	$1,608.483
3/05/2020	$1,636.944

The Accreted Principal Amount for a Note between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table at an accretion rate of 7.00% per annum.

Exh. A-10

Schedule I

No. D-1

The initial Original Principal Amount of this Global Note is Eight Million Twelve Thousand Dollars ($8,012,000).
Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee

Exh. A-11